650-752-2000





                                                     June 30, 2000


Re:  Registration Statement on Form S-8

Vitesse Semiconductor Corporation
741 Calle Plano
Camarillo, California 93012

Ladies and Gentlemen:

         We are acting as counsel for Vitesse Semiconductor Corporation (the "Company") in connection with the filing of a Registration Statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended, relating to (i) 543,817 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), for options outstanding under the Orologic, Inc. 1997 Stock Plan, (ii) 1,146,584 shares of the Company's Common Stock for options outstanding under the SiTera Incorporated 1996 Amended and Restated Equity Incentive Plan, (iii) 147,500 shares of the Company's common stock, par value $0.01 per share (the "Common Stock") , for options outstanding under the KSA Holdings Trust Stock Option Plan, (iv) 85,458 shares of the Company's common stock, par value $0.01 deliverable in accordance with the Vitesse Semiconductor Option Agreements with Certain Employees, and (v) 250,000 shares of the Company's common stock, par value $0.01 deliverable in accordance with the 1991 Directors Stock Option Plan, as referred to in such Form S-8 and (together, "the Plans").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments relating to the adoption of the Plans as we have deemed necessary or advisable for the purposes of this opinion.

         Upon the basis of the foregoing, we are of the opinion that the Common Stock deliverable pursuant to the Plans, when delivered in accordance with the Plans upon receipt by the Company of adequate consideration therefor, will be duly authorized, validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                 Very truly yours,


                                                 /s/ Davis Polk & Wardwell
                                                 --------------------------
                                                     Davis Polk & Wardwell